EXHIBIT 5(A)


ALLETE

PHILIP R. HALVERSON
VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY


                                             March 14, 2001




ALLETE
(legally incorporated as Minnesota Power, Inc.)
30 West Superior Street
Duluth, Minnesota 55802


Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 to be filed by ALLETE (legally incorporated as Minnesota Power, Inc.) (the "Company"), ALLETE Capital II and ALLETE Capital III (the "Trusts") on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), for the registration of (i) securities (the "Securities") in an aggregate offering amount of $500,000,000, including (a) shares of the Company's Common Stock, without par value ("Common Stock") and the Preferred Share Purchase Rights attached thereto ("Rights") (the Common Stock and the Rights being collectively referred to as the "Shares"); (b) one or more proposed new series of the Company's first mortgage bonds ("Bonds") to be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas J. MacInnes, successor), as mortgage trustees (the "Mortgage"); (c) unsecured debt securities ("Debt Securities") of the Company to be issued pursuant to the terms of an Indenture, dated February 1, 2001, from the Company to LaSalle Bank National Association (the "Debt Security Indenture"); and (d) preferred trust securities ("Preferred Trust Securities") of one or more of the Trusts; (ii) the guarantee of the Company with respect to the Preferred Trust Securities (the "Guarantee"); and (iii) the Company's Junior Subordinated Debentures ("Subordinated Debentures") to be issued pursuant to the terms of an indenture ("Subordinated Indenture") and purchased by one or more of the Trusts with the sale of Preferred Trust Securities.

          In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

          Based upon the foregoing, I am of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.


30 WEST SUPERIOR STREET | DULUTH, MINNESOTA 55802-2093


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March 14, 2001
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          2.   All action necessary to make the Common Stock validly issued, fully paid and non-assessable and the Rights validly issued will have been taken when:

          (a) The Minnesota Public Utilities Commission ("MPUC") shall have issued an order or orders authorizing the issuance and sale of the Shares;

          (b) At a meeting or meetings of the Company's Board of Directors (or the Executive Committee of the Board of Directors) favorable action shall have been taken to approve and authorize the issuance and sale of the Shares and any other action necessary to the consummation of the proposed issuance and sale of the Shares;

          (c) The Common Stock shall have been issued and sold for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Common Stock; and

          (d) The Rights shall have been issued in accordance with the terms of the Rights Agreement dated as of July 24, 1996 between the Company and the Corporate Secretary of the Company, as Rights Agent.

          3. With respect to those Bonds which are to be issued at any one time ("Offered Bonds"), all action necessary to make the Offered Bonds valid, legal and binding obligations of the Company will have been taken when:

          (a) The MPUC shall have issued an order or orders authorizing the issuance and sale of the Offered Bonds;

          (b) At a meeting or meetings of the Company's Board of Directors (or Executive Committee of the Board of Directors) favorable action shall have been taken to approve and authorize the issuance and sale of the Offered Bonds, the execution and delivery of an appropriate supplemental indenture ("Supplemental Indenture") to the Company's Mortgage, and any other action necessary to the consummation of the proposed issuance and sale of the Offered Bonds;

          (c) The aforementioned Supplemental Indenture shall have been duly executed and delivered to the parties thereto; and

          (d) The Offered Bonds shall have been duly executed, authenticated, issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Bonds and in accordance with the provisions of the


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March 14, 2001
Page 3


               Company's Mortgage, as heretofore supplemented and to be further supplemented by the aforementioned Supplemental Indenture.

          4. With respect to those Debt Securities which are to be issued at any one time ("Offered Debt Securities"), all requisite action necessary to make the Offered Debt Securities valid, legal and binding obligations of the Company shall have been taken when:

          (a) The MPUC shall have issued an order or orders authorizing the issuance and sale of the Offered Debt Securities;

          (b) At a meeting or meetings of the Company's Board of Directors (or the Executive Committee of the Board of Directors) favorable action shall have been taken to approve and authorize the issuance and sale of the Offered Debt Securities, the execution and delivery of an appropriate Officer's Certificate ("Certificate") under the Debt Security Indenture and any other action necessary to the consummation of the proposed issuance and sale of the Offered Debt Securities;

          (c) The Certificate shall have been duly executed and delivered by an appropriate officer of the Company; and

          (d) The Offered Debt Securities shall have been duly executed, authenticated, issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Debt Securities and in accordance with the provisions of the Debt Security Indenture, as heretofore supplemented and to be further supplemented by the aforementioned Certificate.

          5. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action as may be necessary to establish the terms of the Guarantee and the Guarantee shall have been duly executed and delivered by the parties thereto.

          6. All requisite action necessary to make the Subordinated Debentures valid, legal and binding obligations of the Company will have been taken when:

          (a) The MPUC shall have issued an order or orders authorizing the issuance and sale of the Subordinated Debentures;

          (b) At a meeting or meetings of the Company's Board of Directors (or the Executive Committee of the Board of Directors) favorable action shall have been taken to approve and authorize the issuance and sale of the Subordinated Debentures, the execution


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March 14, 2001
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               and delivery of a Subordinated Indenture and any other action necessary to the consummation of the proposed issuance and sale of the Subordinated Debentures;

          (c) The Subordinated Indenture shall have been duly executed and delivered by a duly authorized officer or representative of the Company and by the trustee under the Subordinated Indenture; and

          (d) The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Subordinated Indenture, as may be necessary to establish the terms of the Subordinated Debentures, and the Subordinated Debentures shall have been duly executed, authenticated, issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Subordinated Debentures and in accordance with the terms and provisions of the Subordinated Indenture.

          I am a member of the Minnesota Bar and do not hold myself out as an expert on the laws of any other jurisdiction. As to all matters of Minnesota law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me in the Prospectus included in the Registration Statement under the caption "Legal Opinions."

                                             Sincerely,

                                             /s/ Philip R. Halverson

                                             Philip R. Halverson